UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on February 14, 2008. We undertake no obligation to publicly update the forward-looking statements or reflect events or circumstances after the date of this Current Report.

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of August 20, 2008, Morlex, Inc. (the “Company”) and its subsidiaries, Ad Authority, Inc. (“Ad Authority”), All Ad Acquisition, Inc. (“AAA”), RightSide Holdings, Inc. and Superfly Advertising, Inc. (collectively, the “Subsidiaries”), as well as certain of the Company’s shareholders (the “Shareholders”), entered into a Separation and Release Agreement dated August 12, 2008 (the “Separation Agreement”) with Mr. Jason J. Kulpa and Iakona, Inc. (“Iakona”), of which Mr. Kulpa is the President and sole shareholder. The Separation Agreement is a result of negotiations among the parties following Mr. Kulpa’s resignation as the Company’s Chief Executive Officer as of June 29, 2008 and as a member of the Board of Directors as of July 17, 2008, as well as certain disputes that arose in connection with the Company’s acquisition transactions described below, and certain other matters. In connection with the Separation Agreement, the Company also entered into various related agreements as further described below and attached as exhibits to this Current Report.

Background (Previously Reported)

On February 14, 2008, the Company entered into a Stock Purchase Agreement with AAA and all of the shareholders of AAA (the “AAA Stock Purchase Agreement”), whereby the Company acquired all of the outstanding shares of common stock of AAA in exchange for 4,200,000 shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”). At that time, AAA’s only asset was a Stock Purchase Agreement among AAA, Iakona and Mr. Kulpa, dated November 14, 2007 and amended on January 1, 2008, February 28, 2008 and April 15, 2008 (as amended, the “Ad Authority Stock Purchase Agreement”), providing for the acquisition of all of the issued and outstanding capital stock of Ad Authority by AAA. A copy of the AAA Stock Purchase Agreement is set forth in Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the Commission on February 14, 2008 (“February 8-K”) and is incorporated herein by reference. Copies of the Ad Authority Stock Purchase Agreement and Amendment No. 1 to that agreement are set forth in Exhibit 2.4(b) to the February 8-K and are incorporated herein by reference. Copies of Amendments No. 2 and 3 are set forth in Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2008 (“March 8-K”) and April 21, 2008 (“April 8-K”), respectively, and are incorporated herein by reference.

On April 15, 2008, the Company consummated the acquisition of Ad Authority (“Acquisition”) and paid the purchase price to Iakona as follows: (a) $3,500,000 in cash; (b) a Secured Promissory Note in the principal amount of $4,500,000 (the “Iakona Secured Promissory Note”); and (c) 6,400,000 shares of Company Common Stock, representing approximately twenty percent of the outstanding shares of Company Common Stock (the “Stock”). In connection with the Iakona Secured Promissory Note, the Company entered into a Security Agreement (the “Iakona Security Agreement”), pursuant to which the Company and AAA jointly and severally agreed to secure payment to Iakona of any amounts due and payable under the Iakona Secured Promissory Note with all of the assets of the Company and AAA. In addition, Mr. Kulpa was elected to the Company’s Board of Directors and appointed its Chief Executive Officer. Mr. Kulpa previously was the Chief Executive Officer of Ad Authority pursuant to an Employment Agreement (“Kulpa Employment Agreement”) and Non-Competition/Non-Solicitation Agreement (“Kulpa Non-Competition Agreement”), each dated November 14, 2007. The Kulpa Employment Agreement and Kulpa Non-Competition Agreement were assigned to the Company effective as of April 15, 2008. Copies of the Iakona Secured Promissory Note, Iakona Security Agreement, Kulpa Employment Agreement and Kulpa Non-Competition Agreement are set forth in Exhibits 10.1, 10.2, 10.7 and 10.8, respectively, to the April 8-K and are incorporated herein by reference.

To finance the Acquisition and to provide working capital to the Company to fund its operations, the Company raised capital through a series of private placements. As of March 31, 2008, the Company raised $2,100,000 of its 10% Junior Convertible Unsecured Promissory Notes (the “Convertible Notes”) and, as of April 15, 2008, the Company raised $4,400,000 in the private placement of its Convertible Notes and a private placement of Company Common Stock at a price of $0.75 cents per share (collectively, the “Initial Private Placement”). As of May 28, 2008, the Company raised an additional $1,562,250 through a private placement of Company Common Stock at a price of $0.75 cents per share and an additional $619,292 through a private placement of Convertible Notes (collectively, the “Additional Private Placement” and, together with the Initial Private Placement, the “Private Placement”). The total amount raised by the Company in the Private Placement was $6,581,542. As a result of the Additional Private Placement, the Convertible Notes were automatically converted into 3,992,123 shares of Company Common Stock at the conversion price of $0.75 per share and are no longer issued and outstanding.

Joseph Gunnar & Co., LLC (“Gunnar”) acted as the Company’s placement agent in connection with the raising of $3,587,250 of the Private Placement of the Company Common Stock pursuant to a Placement Agent Agreement dated April 11, 2008 (“Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, Gunnar was paid a cash commission in an amount equal to ten percent of the gross proceeds of the shares of Company Common Stock it sold in the Private Placement. Further, the Company issued and sold to Gunnar, for nominal consideration, Placement Agent Warrants at a purchase price equal to 100% of the price at which shares of Company Common Stock were sold to investors in connection with the Private Placement of the Company Common Stock. The Placement Agent Warrants may not be exercised prior to 120 days following each closing of the Private Placement offering. Gunnar was granted certain registration rights with respect to the Placement Agent Warrants, as more fully set forth in a First Amended and Restated Registration Rights Agreement dated as of April 15, 2008 (“Registration Rights Agreement”). The Placement Agent Warrants are presently exercisable into 478,300 shares of Company Common Stock. Copies of the Placement Agent Agreement and the Registration Rights Agreement are set forth in Exhibits 10.6 and 4.1, respectively, to the April 8-K and are incorporated herein by reference.

Separation with Mr. Kulpa

The Separation Agreement was entered into by the parties to: (a) adjust the purchase price under the Ad Authority Stock Purchase Agreement on a tax-free basis in order to reflect the original expectations of the parties; (b) provide for a separation of Mr. Kulpa from employment with, service as an officer of, and membership on the Board of Directors of, the Company; (c) provide for a mutual, unconditional general release of claims; and (d) resolve all outstanding disputes among them.

The adjusted purchase price under the Ad Authority Stock Purchase Agreement is payable to Iakona as follows: (a) $5,000,000 in cash, which has been previously paid, including the payment of $1,500,000 pursuant to the Iakona Secured Promissory Note; (b) an Amended and Restated Secured Promissory Note in the principal amount of $480,000 (the “Amended Note”), reduced from the principal amount of $3,000,000 outstanding as of the date of the Separation Agreement, secured by an amended Iakona Security Agreement (the “Amended Security Agreement”); and (c) the return to the Company by Iakona of the 6,400,000 shares of the Company Common Stock, which have been returned to the Company. The Amended Note referenced in (b) above bears interest at a rate of five percent per annum, compounded annually. Interest is due and payable on the first calendar day of each calendar month, commencing on September 1, 2008. Principal payments in the amount of $20,000 are due and payable on the first business day of each calendar month, commencing on September 1, 2008. The balance of the principal amount plus accrued but unpaid interest is due and payable on the earlier of August 31, 2010 or the date that payment of the Amended Note may be accelerated in the event that the Company: (i) receives proceeds of $5,000,000 or more from the issuance of debt or equity securities; or (ii) is in default, and such default continues uncured for five business days after receipt of notice of default. The unpaid principal amount of the Amended Note may be prepaid at any time, in whole or in part, without penalty. If all prior interest and principal payments are timely and fully paid, the Company may prepay the entire remaining principal amount (x) on or before November 1, 2008, for the sum of $340,000, or (y) from August 1, 2009 through August 31, 2009, for the sum of $100,000, and, in either case, Iakona will forgive the balance of principal due. Under the Amended Security Agreement, the Company and AAA continue to jointly and severally secure payment to Iakona of any amounts due and payable under the Amended Note with all of the assets of the Company and AAA, but any such payment is subordinated and subject in right and time of payment to the prior payment and performance in full of certain of the Company’s senior debt.

Pursuant to the Separation Agreement, the Kulpa Employment Agreement and Kulpa Non-Competition Agreement, along with any other agreements between Mr. Kulpa and the Company or any of its subsidiaries, were terminated effective as of June 29, 2008. Mr. Kulpa waived his right to receive any potential severance payments under the Kulpa Employment Agreement, and, on his own behalf and that of his affiliates, agreed to revised restrictive covenants regarding non-competition, non-solicitation and confidentiality with respect to the Company and Ad Authority for a period of one year. The Company and Ad Authority covenanted to use reasonable best efforts to release Mr. Kulpa from all personal guarantees given for the benefit of the Company or any of its subsidiaries. In addition, the Company and Ad Authority continue to be obligated to indemnify Mr. Kulpa in connection with his conduct as an employee, officer or director of the Company or Ad Authority pursuant to their respective Certificates of Incorporation or other organizational documents.

Also pursuant to the Separation Agreement, the Company, the Subsidiaries and certain Shareholders, on the one hand, and Mr. Kulpa and Iakona, on the other hand, unconditionally and generally released the other, and certain of their affiliates, from any and all actions, suits, claims, obligations and other liabilities of every kind, known or unknown, arising prior to the date of the Separation Agreement, including without limitation, those arising from or related to the Ad Authority Stock Purchase Agreement, Iakona Secured Promissory Note, the Stock, Mr. Kulpa’s service as an officer and/or director of the Company or Ad Authority, Mr. Kulpa’s resignations from such positions, and related disputes. In addition, the Company further agreed to indemnify and hold harmless Mr. Kulpa and Iakona from any action, suit, or claim by any equity holder of the Company, the Subsidiaries or the Shareholders in connection with the claims released pursuant to the Separation Agreement or any related claims arising from the Company’s fundraising activities.

The foregoing is a summary of certain material terms and conditions of the Separation Agreement, Amended Note and Amended Security Agreement, and not a complete discussion of those agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Related Agreements

In connection with the Separation Agreement, the Company and Gunnar entered into the Gunnar Share Issuance and Waiver Agreement effective as of August 20, 2008 (“Gunnar Waiver”). Pursuant to the Gunnar Waiver, Gunnar unconditionally and generally released the Company, the Subsidiaries, the Shareholders and Mr. Kulpa, and certain of their affiliates, from any and all actions, suits, claims, obligations and other liabilities of every kind, known or unknown, arising prior to the date of the Gunnar Waiver, including without limitation those arising from or related to Gunnar’s role as Placement Agent, the Placement Agent Agreement, the Ad Authority Stock Purchase Agreement, Mr. Kulpa’s service as an officer and/or director of the Company or Ad Authority, Mr. Kulpa’s resignations from such positions, the Company’s fundraising activities and related disputes. In consideration of that release, the Company agreed to issue to Gunnar and/or its affiliates 1,000,000 shares of Company Common Stock. Such shares will be restricted shares, subject to the Registration Rights Agreement, and afforded the same rights and preferences as the shares of Company Common Stock held by the investors that participated in the Private Placement.

The foregoing is a summary of certain material terms and conditions of the Gunnar Waiver, and not a complete discussion of that agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Gunnar Waiver attached to this Current Report on Form 8-K in Exhibit 10.4, and incorporated herein by reference.

The Company, with the help of Gunnar, intends to approach the participants in the Private Placement and request that such participants execute a general release of the Company, the Subsidiaries, Mr. Kulpa, Iakona and Gunnar from the claims released in the Separation Agreement and in the Gunnar Waiver. In consideration of such release, the Company intends to issue to each such participant that executes such release additional shares of Company Common Stock in the respective amounts necessary to have the effect of reducing the per share purchase price and cost basis of Company Common Stock from the original per share purchase price in the Private Placement of $0.75 to approximately $0.50 per share. There is no guarantee that all or any participants in the Private Placement would execute such a general release.

Amendment to Richard J. Berman’s Employment Agreement

As previously reported, Richard J. Berman, the Chief Executive Officer of Morlex, is a party to an employment agreement with the Company (the “Berman Employment Agreement”). Under the Berman Employment Agreement, the Company agreed to pay Mr. Berman an annual base salary of $180,000. Under the Berman Employment Agreement, the Company was also obligated to grant a stock option for the right to purchase 250,000 shares of Company Common Stock to Mr. Berman. The Company and Mr. Berman entered into an amendment to the Berman Employment Agreement, dated as of August 21, 2008 (the “Amendment to Berman Employment Agreement”), whereby Mr. Berman agreed that his annual cash compensation would be reduced to $1. In consideration therefor, the Company agreed to grant Mr. Berman options to purchase a total of 1,000,000 shares of the Company Common Stock, immediately upon the adoption of a stock option plan or an equivalent plan by the Company. A copy of the Berman Employment Agreement is set forth in Exhibit 10.1 to the February 8-K, and is incorporated herein by reference. The Amendment to Berman Employment Agreement is retroactive to the date of the Berman Employment Agreement, and Mr. Berman has not received any portion of the annual salary provided for in the Berman Employment Agreement.

The foregoing is a summary of certain material terms and conditions of the Amendment to Berman Employment Agreement, and not a complete discussion of the amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment to Berman Employment Agreement attached to this Current Report on Form 8-K in Exhibit 10.5, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officers

Effective as of August 18, 2008, the Company’s principal financial officer, William Huff, was terminated from his position as Chief Financial Officer. He will remain with the Company as a member of its Board of Directors.

Appointment of Chief Financial Officer

On August 18, 2008, the Special Committee of the Board of Directors of the Company appointed Thomas Banks to serve as the Company’s interim Chief Financial Officer, while the Company searches for a permanent Chief Financial Officer.

Mr. Banks is a certified public accountant. Mr. Banks currently serves as the Controller of Crow, Marcus & Co., Inc. working as a financial executive with the fund’s portfolio companies. Crow, Marcus & Co., Inc. is a venture and private equity fund that is a shareholder of the Company, both directly and through its principals. From May 2005 to August 2008, he served as the Senior Director of Finance of Axesa Servicios de Informacion, which provides telephone directory, tourism products, on-line advertising and call center services in Puerto Rico, the Dominican Republic and the U.S. Virgin Islands. Mr. Banks was the Vice President of Finance and Corporate Controller of Advance Group Inc., a private equity-owned manufacturer and international distributor of licensed and branded watches, clocks, and pens, from February 2001 to February 2005. From April 1993 to February 2001, he held various financial and managerial positions in international businesses, including as Controller of <kpe> Inc., a media and entertainment digital professional services company; Finance Director of Imedex USA, a media and advertising business; and Corporate Controller of Serologicals Corp., a bio-pharmaceutical company, where he managed the financial operations for the company’s growth from $20 million in revenues in 1993 to over $150 million by 1998, and played a key role in the successful entry of the company into the public markets (NASDAQ) in 1996. Mr. Banks began his career as a Senior Auditor with Arthur Andersen & Co. from June 1990 to March 1993, where he focused on auditing manufacturing, distribution and retail clients. He graduated from Pennsylvania State University with a Bachelor of Science in Accounting in 1990. Mr. Banks is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. He is 40 years old.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Separation and Release Agreement, dated August 12, 2008 and effective as of August 20, 2008, by and among the Company and certain of its subsidiaries, Jason J. Kulpa, Iakona, Inc., and certain of the Company’s shareholders as named therein.

10.2	Amended and Restated Secured Promissory Note in the original principal amount of $480,000 made effective as of August 20, 2008 by the Company and certain of its subsidiaries in favor of Iakona, Inc.

10.3	Amendment to Security Agreement, effective as of August 20, 2008, granted by the Company and its subsidiary, All Ad Acquisition, Inc., to Iakona, Inc.

10.4	Gunnar Share Issuance and Waiver Agreement, effective as of August 20, 2008, between the Company and Joseph Gunnar & Co. LLC.

10.5	Amendment to Employment Agreement, dated as of August 21, 2008, between the Company and Richard J. Berman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: August 26, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chief Executive Officer